UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Diageo Finance B.V.

(Exact name of Registrant as Specified in Its Charter)

The Netherlands	None

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Molenwerf 10-12, Amsterdam, The Netherlands	1014 BG

(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	No. 333-110804
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
3.875% Notes due 2011	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE
EXHIBIT INDEX
EXHIBIT 1.3

INFORMATION REQUIRED IN REGISTRATION STATEMENT

     The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated March 30, 2004 (the “Prospectus Supplement”) to a prospectus dated December 8, 2003 (the “Prospectus”), relating to the Securities to be registered hereunder included in the Registrant’s Registration Statement on Form F-3 (File No. 333-110804), declared effective by the Commission on December 8, 2003. The Registrant incorporates by reference the Prospectus to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

     Reference is made to the information set forth under the headings “Description of Debt Securities and Guarantees” and “Taxation” in the Prospectus, which information is incorporated herein by reference.

Item 2. Exhibits.

     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

(A)	Prospectus (incorporated herein to the extent provided above by reference to the Registrant’s filing pursuant to Rule 424(b)).

(B)	1.1 Indenture, among the Registrant, Diageo plc, as Guarantor (the “Guarantor”) and Citibank, N.A., as Trustee, dated as of December 8, 2003 (the “Indenture”) (incorporated by reference to Diageo plc’s Form 6-K filed on December 9, 2003).

1.2	Form of Global Security and Guarantees relating thereto (included in Exhibit 1.1 hereof).

1.3	Officer’s Certificate of the Registrant and the Guarantor pursuant to Section 301 of the Indenture setting forth the terms of the Securities.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Diageo Finance B.V. (Registrant)

Date: April 5, 2004	By:	/s/ T.H. Creighton

	Name:	T.H. Creighton
	Title:	Director

Date: April 5, 2004	By:	/s/ M.C.T.M. Gerichhausen

	Name:	M.C.T.M. Gerichhausen
	Title:	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Indenture, among the Registrant, Diageo plc, as Guarantor (the “Guarantor”) and Citibank, N.A., as Trustee, dated as of December 8, 2003 (the “Indenture”) (incorporated by reference to Diageo plc’s Form 6-K filed on December 9, 2003).

1.2	Form of Global Security and Guarantees relating thereto (included in Exhibit 1.1 hereof).

1.3	Officer’s Certificate of the Registrant and the Guarantor pursuant to Section 301 of the Indenture setting forth the terms of the Securities.